SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Check the appropriate box:

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Definitive Proxy Statement
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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ABRAMS INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ABRAMS INDUSTRIES, INC.

Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 22, 2001

      The Annual Meeting of Shareholders of ABRAMS INDUSTRIES, INC. (the “Company”) will be held on Wednesday, August 22, 2001, at 4:00 P.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1)	The election of eleven Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are elected and qualified.

(2)	Such other matters as may properly come before the Meeting or any and all adjournments thereof.

      The Board of Directors has fixed the close of business on July 9, 2001, as the record date for the determination of the shareholders who will be entitled to notice of, and to vote at, this Meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

July 18, 2001

IMPORTANT — YOUR PROXY IS ENCLOSED.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

ABRAMS INDUSTRIES, INC.

EXECUTIVE OFFICES

1945 The Exchange

Suite 300
Atlanta, Georgia 30339-2029

PROXY STATEMENT

      The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 22, 2001, at 4:00 P.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2001, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about July 18, 2001.

GENERAL INFORMATION

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the President of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this Proxy Statement. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. For purposes of determining approval of a matter presented at the Meeting other than the election of Directors, abstentions will be deemed present and entitled to vote, and therefore will have the same legal effect as a vote “against” a matter presented at the Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated, and will, therefore, have no legal effect on the vote on that particular matter. A system administered by the Company’s transfer agent will tabulate the votes cast.

      The Company pays the cost of soliciting proxies. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

      As of July 9, 2001, the record date for the Meeting, there were 2,939,303 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one vote per share.

NOMINATION AND ELECTION OF DIRECTORS

      The Board of Directors recommends the election of the eleven (11) nominees listed below to constitute the entire Board to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees.

      The Company’s By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of Directors must be given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting at which Directors are to be elected, unless the notice of meeting is given less than 60 days prior to the meeting, in which case the notice of nomination must be received not later than the tenth day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      All of the nominees are now Directors of the Company and have served continuously since their first election. The following information relating to: (1) age as of August 22, 2001; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment; has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, he has been Co-Chairman of the Board since August 1998, Chief Executive Officer since July 1999, and President since May 2000. From May 1998 to July 1999, he was President and Chief Operating Officer. He served as Executive Vice President of the Company from August 1997 to May 1998. From July 1994 to May 1998, he served as President, and from July 1997 to May 1998 as Chief Executive Officer of Abrams Properties, Inc. Mr. Abrams is 46.

David L. Abrams	A Director of the Company since February 2000, he has been engaged in managing family investments, including the shares of the Company described in the first sentence of footnote 4 to the Share Ownership Table below, since July 2001, and was associated with Sutherland Asbill & Brennan LLP (a law firm) from October 1993 through June 2001. Mr. Abrams is 43.

Edward M. Abrams	A Director of the Company since 1953, he has been Chairman of the Executive Committee since August 1998. He served as Chairman of the Board of Directors from August 1995 to August 1998, and as Chief Executive Officer from August 1995 to August 1997. Mr. Abrams is 74.

J. Andrew Abrams	A Director of the Company since 1992, he has been Co-Chairman of the Board since August 1998, and Vice President-Business Development since May 2000. He served as President and Chief Operating Officer from July 1999 to May 2000. From August 1997 to July 1999, he was Executive Vice President. He also has served as Chief Executive Officer of Abrams Fixture Corporation since July 1997. From September 1994 to July 1997, he served Abrams Fixture Corporation as Vice President. Mr. Abrams is 41.

Paula Lawton Bevington	A Director of the Company since 1992, she has been Counsel of Servidyne Systems, LLC (a subsidiary of Abrams Power, Inc.) since May 2001. Prior to that she was Chairman of Servidyne Systems, Inc. (an energy solutions company). Ms. Bevington is 63.

Gilbert L. Danielson	A Director of the Company since May 2000, he is Executive Vice President, Chief Financial Officer, and Director of Aaron Rents, Inc. (a furniture, consumer electronics and home appliance rental, sales and lease ownership, and specialty retailing company). Mr. Danielson is 55.

Melinda S. Garrett	A Director of the Company since September 1999, she has been Chief Financial Officer since February 1997 and Corporate

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Secretary since May 2000. She also has served Abrams Properties, Inc. as President since January 2001, Chief Financial Officer from May 1998 to December 2000, and Vice President from June 1993 to December 2000. Ms. Garrett is 45.

Robert T. McWhinney, Jr.	A Director of the Company since May 2000, he has been Group Vice President for Jacobs Engineering Group, Inc. (a professional technical services firm) since January 2001. Prior to that he was President and Chief Executive Officer of Stone & Webster Management Consultants, Inc. (an international consulting company and an operating subsidiary of Stone & Webster, Inc.) from February 1997 to December 2000. He was an independent business consultant from October 1996 to January 1997, and he served International Resources Group, Ltd. (a commercial consulting company) as Senior Vice President from September 1995 to September 1996. Mr. McWhinney is 61.

B. Michael Merritt	A Director of the Company since February 2000, he has served Abrams Construction, Inc. as Chief Executive Officer since February 2001, and President since June 1995. Mr. Merritt is 51.

L. Anthony Montag	A Director of the Company since 1969, he is Chief Executive Officer of A. Montag & Associates, Inc. (investment counselors). Mr. Montag is 67.

Felker W. Ward, Jr.	A Director of the Company since 1992, he is Chairman of Pinnacle Investment Advisors, Inc. (investment advisory services). He is a Director of AGL Resources, Inc., Fidelity National Bank, and Shoney’s, Inc. Mr. Ward is 68.

      Alan R. Abrams and J. Andrew Abrams are brothers, sons of Edward M. Abrams, and first cousins of David L. Abrams. David L. Abrams is the nephew of Edward M. Abrams. In May 2001, E. Milton Bevington, the husband of Paula Lawton Bevington, was elected Chief Executive Officer and President of Servidyne Systems, LLC, a new affiliate of the Company. There are no other family relationships between any Director or Executive Officer and any other Director or Executive Officer of the Company.

      On June 2, 2000, in conjunction with and as a condition to Stone & Webster, Inc.’s definitive agreement to sell substantially all of its assets to Jacobs Engineering Group, Inc., Stone & Webster and 71 affiliates, including Stone & Webster Management Consultants, Inc., of which Mr. McWhinney formerly served as President and Chief Executive Officer, sought bankruptcy court approval of the asset sale by filing a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The reorganization concluded with the purchase of Stone & Webster, Inc. by another company.

RELATED PARTY TRANSACTION

      On May 9, 2001, the Company, through its indirect wholly owned subsidiary, Servidyne Systems, LLC, acquired substantially all the assets of an energy solutions company, Servidyne Systems, Inc., and some intellectual property assets of its affiliated company, Servidyne, Incorporated, for approximately $2.75 million in cash. One of the Company’s non-employee Directors, Paula Lawton Bevington, together with her husband, E. Milton Bevington, held directly or as a trustee approximately 53% of the outstanding common stock of Servidyne Systems, Inc., and approximately 70% of the outstanding common stock of Servidyne, Incorporated. The Bevingtons were also directors and officers of both selling companies.

      Mr. Bevington has entered into a two-year employment agreement with Servidyne Systems, LLC to serve as its President, at a salary of $200,000 during the first year of the term, and $250,000 during the second year, plus customary benefits. As part of the terms of his employment, Mr. Bevington was granted options to acquire 140,000 shares of Common Stock of the Company at $4.00 per share, vesting over a two-year period of continuous employment, and is entitled to an annual bonus, tied to the financial performance of Servidyne Systems, LLC, payable in cash or options to acquire Common Stock, at his election. Mr. Bevington has also been appointed to the board of directors of Abrams Power, Inc., a wholly owned subsidiary of the Company. Mrs. Bevington serves as Counsel of Servidyne Systems, LLC with no compensation.

      The purchase price for the assets was determined through arm’s-length negotiations between the Company and the management of the two selling companies, including Mrs. Bevington. Mrs. Bevington did not participate in any of the Company’s Board discussions concerning the acquisition, nor did she vote on any of the Company’s Board actions concerning the acquisition, and her interest in the transaction was fully disclosed to the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 2001, the Board of Directors held six meetings, the Audit Committee held three meetings, and the Compensation Committee held three meetings. All of the Directors who served during the fiscal year ended April 30, 2001, attended at least 75% of the aggregate of such meetings and the meetings of each committee of the Board on which they served, if any.

      The Board has a standing Executive Committee currently consisting of Alan R. Abrams, Edward M. Abrams, J. Andrew Abrams, Melinda S. Garrett and B. Michael Merritt. This committee is empowered to take actions that do not require the approval of the full Board of Directors. All actions of the Executive Committee subsequently are reviewed by the full Board of Directors.

      The Board has a standing Audit Committee composed entirely of independent Directors, under applicable listing standards of the Nasdaq Stock Market. The committee currently consists of Gilbert L. Danielson, Robert T. McWhinney, Jr. and Felker W. Ward, Jr. This committee is authorized, among other things, to review the scope and results of audits and recommendations made relating to internal controls by the external and internal auditors; appraise the independence of and recommend the appointment of the external auditors; and review the adequacy of the Company’s financial controls.

      The Board has a standing Compensation Committee, composed entirely of independent Directors. The committee currently consists of Robert T. McWhinney, Jr., L. Anthony Montag and Felker W. Ward, Jr. This committee is authorized to review and make recommendations to the Board of Directors regarding the compensation of the Company’s senior Executive Officers, and to administer the Company’s 2000 Stock Award Plan.

      The Company does not have a Nominating Committee.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES

AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

      As of April 30, 2001, the following reflects beneficial ownership of the Common Stock by persons (as that term is defined by the Securities and Exchange Commission) who: (1) own more than 5% of the outstanding shares of such stock; (2) are Directors; (3) are Executive Officers, named in the Summary Compensation Table below; and (4) are Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than 100% because they are based on SEC beneficial ownership rules, the application of which can result in the beneficial ownership of same shares by more than one person.

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

Edward M. Abrams	781,093	(1)(2)(3)	26.54%

David L. Abrams	711,538	(3)(4)	24.17%

Janet B. Abrams	710,537	(4)	24.14%
Post Office Box 53407
Atlanta, Georgia 30355

Judith F. Abrams	710,537	(4)	24.14%
Post Office Box 53407
Atlanta, Georgia 30355

Kandu Partners, L.P.	612,208		20.80%
Post Office Box 53407
Atlanta, Georgia 30355

Alan R. Abrams	502,100	(1)(3)(5)	17.06%

Abrams Partners, L.P.	500,000		16.99%
Post Office Box 724728
Atlanta, Georgia 31139

J. Andrew Abrams	502,000	(1)(3)	17.06%

BankAmerica Corporation	289,634	(6)	9.84%
100 South Tryon Street
Charlotte, North Carolina 28255

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

L. Anthony Montag	6,461	(3)	*

Felker W. Ward, Jr.	3,514	(3)	*

Melinda S. Garrett	2,000	(3)	*

B. Michael Merritt	2,000	(3)	*

Paula Lawton Bevington	1,200	(3)	*

Gilbert L. Danielson	1,000	(3)	*

Robert T. McWhinney, Jr.	1,000	(3)	*

Gerald T. Anderson II	300	(3)	*

All Executive Officers and Directors as a group (12 persons)	1,514,206		51.45%

*	Less than 1%

(1)	Includes 500,000 shares (16.99% of the outstanding shares) owned by Abrams Partners, L.P., which Edward M. Abrams, Alan R. Abrams, and J. Andrew Abrams beneficially own due to their joint control of the general partner of such partnership. Does not include 144,817 shares (4.92% of the outstanding shares) owned by two trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams, and Laurie Abrams Lindey, are beneficiaries. An independent trustee, who holds the power to vote and dispose of the shares, administers both trusts.
(2)	Includes 12,389 shares owned jointly with and 19,919 shares owned directly by Mr. Abrams’ wife.
(3)	Includes restricted stock granted in connection with the Company’s 2000 Stock Award Plan, as follows: (a) 1,000 shares each for Messrs. E. Abrams, D. Abrams, Montag, Ward, Danielson, and McWhinney, and Ms. Bevington; (b) 2,000 shares each for Messrs. A. Abrams, J. Abrams, and Merritt and Ms. Garrett; and (c) 300 shares for Mr. Anderson. These shares of restricted stock will vest in January 2002, provided the grantee maintains continued employment with, or continues to provide the same services to, the Company.
(4)	Includes 612,208 shares (20.80% of outstanding shares) owned by Kandu Partners, L.P. and 37,596 shares (1.28% of outstanding shares) owned by Purple Heart Partners LLP, which David L. Abrams, Janet B. Abrams, and Judith F. Abrams, who are all siblings, beneficially own due to their joint control of the general partners of such partnerships. Does not include 144,817 shares (4.92% of the outstanding shares) owned by two trusts established by the grandparents of David L. Abrams, Janet B. Abrams, and Judith F. Abrams, and under which David L. Abrams, Janet B. Abrams, Judith F. Abrams, and their father, Bernard W. Abrams, are beneficiaries. An independent trustee, who holds the power to vote and dispose of the shares, administers both trusts.
(5)	Includes 100 shares owned by Mr. Abrams’ wife.

(6)	Consists of shares owned by the trusts referenced in Footnotes 1 and 4 above, of which BankAmerica Corporation serves as trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and without further inquiry, all required forms were filed on time, except that Felker W. Ward, Jr. inadvertently reported late a total of three transactions on one of the required forms.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and each of the four other most highly compensated Executive Officers, for services rendered in all capacities during the Company’s last three fiscal years:

		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	All Other Compensation ($)(4)

Alan R. Abrams	2001	250,000	124,328	—	7,750	37,203
Co-Chairman, President,	2000	225,000	131,912	—	—	35,366
and CEO	1999	224,692	30,272	—	—	26,917

J. Andrew Abrams	2001	145,000	55,274	—	7,750	36,467
Co-Chairman and Vice	2000	185,000	65,805	—	—	22,877
President-Business Development	1999	183,014	8,497	—	—	15,674

B. Michael Merritt	2001	167,500	211,584	—	7,750	35,218
President and Chief	2000	159,000	168,515	—	—	18,846
Executive Officer,	1999	150,020	253,770	—	—	21,003
Abrams Construction, Inc.

Melinda S. Garrett	2001	165,000	65,761	—	7,750	35,333
Chief Financial Officer.	2000	149,678	123,884	—	—	30,453
President,	1999	139,808	18,420	—	—	13,546
Abrams Properties, Inc.

Gerald T. Anderson II	2001	127,885	3,654	—	1,163	29,231
Former President and CEO,	2000	190,000	118,958	—	—	23,063
Abrams Properties, Inc.	1999	180,000	24,682	—	—	14,578
to December 2000

(1)	Consists of cash bonuses, cash profit-sharing and special incentive payments (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer).
(2)	Any perquisites and other benefits paid by the Company on behalf of the Executive Officers, other than as shown below, do not meet the SEC threshold for disclosure.
(3)	Shares of restricted stock were awarded on January 19, 2001, pursuant to the Company’s 2000 Stock Award Plan. All officers listed in the table above received 2,000 shares each, with the exception of Mr. Anderson, who received 300 shares for providing services as an independent consultant. The values in the table above are based on the per share closing price on the date of the award. Dividends are paid on all restricted stock at the same rate payable to all common shareholders, and are not reflected in the values in the table above. The restricted shares will vest on January 19, 2002, based on continued service to or employment at the Company. As of April 30, 2001, each of the officers in the table listed above held 2,000 shares of restricted stock, valued at $7,000, with the exception of Mr. Anderson, whose 300 shares were valued at $1,050.

(4)	Consists of (i) contributions to the Company’s Deferred Profit-Sharing Plan, (ii) premiums paid on behalf of the named Executive Officers under individual life insurance policies, (iii) Directors fees, and (iv) severance payments. Such amounts in the fiscal year ended April 30, 2001, were as follows:

	Contributions	Premiums
	to Deferred	for
	Profit-Sharing	Life	Directors	Severance
	Plan	Insurance	Fees	Payments

Alan R. Abrams	$20,333	$1,870	$15,000	$—
J. Andrew Abrams	20,082	1,385	15,000	—
B. Michael Merritt	20,218	—	15,000	—
Melinda S. Garrett	20,333	—	15,000	—
Gerald T. Anderson II	—	—	—	29,231

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

REPORT ON EXECUTIVE COMPENSATION

      The objectives of the Company’s Executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning compensation with the financial interests of the shareholders of the Company, and to attract, motivate, reward and retain employees, including Executive Officers, who contribute to the long-term success of the Company. In furtherance of these goals, the Company’s compensation program for Executive Officers includes base salary, annual incentive compensation and long-term incentive compensation. In addition, at the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of the Company’s senior Executive Officers.

      Salary. The Compensation Committee determines the base salary for the senior Executive Officers, including the CEO, based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and the pay levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. The beginning point for determining the salary is the base salary the Executive Officer received in the prior fiscal year.

      Incentive Compensation. The majority of the Bonuses and All Other Compensation reported in the Summary Compensation Table was paid as annual cash bonuses, as described below, and pursuant to the Company’s profit-sharing plan. In general, all employees meeting certain service requirements during the fiscal year were eligible to participate in the profit-sharing plan. The aggregate contribution of the Company to the profit-sharing plan is set annually by the Board of Directors of the Company or subsidiary, as the case may be, and then allocated based on the eligible compensation of participants. Accordingly, profit-sharing plan allocations are based on the same factors as are the salaries of the Executive Officers.

      The Board of Directors of the Company or subsidiary, as the case may be, determines the amount of annual cash bonus, if any, separate from and in addition to the profit-sharing plan, for certain of the Executive Officers. These bonuses are based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and upon the respective Board’s judgment as to the impact of the individual on the financial performance of the Company.

      Stock Awards. The Board of Directors adopted the Abrams Industries, Inc. 2000 Stock Award Plan (the “Stock Award Plan”) on May 26, 2000. The Company’s shareholders subsequently approved the Stock Award Plan on August 23, 2000. It is the intent of the Stock Award Plan to provide the means through which employees, including Executive Officers, can build a financial stake in the Company, so as to align the employees’ economic interests with those of shareholders. The Stock Award Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors and independent contractors. Equity ownership among employees is an incentive which can enhance the Company’s growth, profitability, and, accordingly, shareholder value.

      The Compensation Committee awarded a total of 27,000 shares of restricted stock during fiscal 2001 to employees, directors and certain independent contractors pursuant to the Stock Award Plan. The awards made to the CEO and the four other most highly compensated Executive Officers are reflected in the Summary Compensation table shown above.

      Compensation Deductibility Policy. The Company does not anticipate that Section 162(m) of the Internal Revenue Code that limits the tax deduction for certain executive compensation at $1,000,000 will have any impact on the compensation policies of the Company.

      The Summary Compensation Table included in this Proxy Statement and accompanying narrative and footnotes reflect the decisions covered by the above discussion.

      Submitted by the Compensation Committee of the Company’s Board of Directors.

Robert T. McWhinney, Jr., Chairman

L. Anthony Montag

Felker W. Ward, Jr.

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2001, with management and the independent auditors, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with the independent auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). This information was discussed with the independent auditors.

      Based on discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2001.

      The Audit Committee has adopted a charter, a copy of which is attached to this Proxy Statement as Appendix A.

      Submitted by the Audit Committee of the Company’s Board of Directors.

Felker W. Ward, Jr., Chairman

Gilbert L. Danielson

Robert T. WcWhinney, Jr.

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended April 30, 2001, and for the review of the financial statements included in the Company’s Forms 10-Q for the same fiscal year, were $94,500.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended April 30, 2001.

All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the audit and information technology services fees described above, were $165,514.

      The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

DIRECTORS COMPENSATION

      Currently, each Director is paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, Directors who are members of a committee of the Board of Directors, but who are not Executive Officers of the Company, are paid a fee of $600 for each committee meeting attended.

      Directors’ Deferred Compensation Plan. The Company maintains a Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of a committee of the Board of Directors, respectively.

      The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his or her individual rights or obligations as a participant under the Deferred Compensation Plan.

      The Company will make payments of deferred compensation and the earnings on such deferred compensation under the Deferred Compensation Plan at the time specified by each participant in a lump sum, or, at the sole discretion of the participant, in no more than five equal annual installments. For the year ended April 30, 2001, five members of the Board of Directors (including one Executive Officer who is also a Director) participated in the Deferred Compensation Plan.

SHAREHOLDER RETURN

      Set forth below is a line graph comparing, for the five-year period ending April 30, 2001, the cumulative total shareholder return (assuming reinvestment of dividends) on the Company’s Common Stock with that of (i) all U.S. companies quoted on NASDAQ, (ii) all retail trade companies quoted on NASDAQ, and (iii) all companies quoted in the Dow Jones U.S. Heavy Construction Index. The comparison assumes $100 was invested on April 30, 1996, in the Company’s Common Stock and in each of the indices shown. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	4/30/96	4/30/97	4/30/98	4/30/99	4/30/00	4/30/01

Abrams Industries, Inc.	100.00	139.80	184.60	109.20	109.50	106.50

NASDAQ Stock Market (US Companies)	100.00	105.80	158.20	217.00	328.80	179.80

NASDAQ Retail Trade Stocks	100.00	89.40	137.20	139.50	104.10	81.00

Dow Jones U.S. Heavy Construction Index	100.00	90.13	84.50	77.04	93.89	132.94

INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITORS

      PricewaterhouseCoopers LLP were the independent public accountants for the Company during the year ended April 30, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. The Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.

SHAREHOLDER PROPOSALS

      In accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company’s 2002 Annual Meeting of Shareholders must be received by the Company at its executive offices on or before March 20, 2002, in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. In addition, in accordance with the Company’s By-Laws, shareholder proposals intended to be presented at that meeting must be presented to the Secretary not less than 60 days prior to that meeting. The By-Laws further require that in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the By-Laws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the By-Laws, which are available upon request of the Company.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

July 18, 2001

APPENDIX A

ABRAMS INDUSTRIES, INC.

BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

I.   Mission Statement

      The Audit Committee of the Board of Directors (“the Audit Committee”) shall seek to ensure that Abrams Industries, Inc. (“the Company”) maintains effective systems of internal operational controls and to ensure the integrity of financial reporting.

II.  Goals

      The purposes of the Audit Committee are to oversee and monitor the internal and external audit functions to ensure that the Company develops and maintains adequate internal, financial and audit procedures to meet legal and regulatory requirements and to ensure fair and appropriate financial statement preparation. The Company will maintain an internal audit function.

III.  Membership

      The Audit Committee shall be a standing committee of the Company’s Board of Directors, having at least two members until June 13, 2001, and at least three members thereafter; all of whom shall be independent and financially literate. At least one member of the Audit Committee shall have accounting or related financial management expertise. The membership of the Audit Committee shall be determined by resolution of the full Board of Directors.

      The Audit Committee shall have a chairman, who shall be designated by resolution of the full Board of Directors. All members of the Audit Committee shall serve at the pleasure of the Board of Directors, and their duties and responsibilities as members of the Audit Committee shall be in addition to their duties as members of the Board of Directors.

IV. Responsibilities

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to the shareholders and others, the systems of internal controls which management has established, and the audit process.

      In meeting its responsibilities, the Audit Committee shall strive to:

1.	Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

2.	Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

3.	Review the Audit Committee Charter annually and recommend to the Board of Directors any changes deemed necessary or appropriate.

4.	Consider and review with the independent accountants and the internal auditor:

a.	The adequacy of the Company’s internal controls, including computerized information system controls and security.
b.	Any related significant findings and recommendations of the independent accountants and internal auditor together with management’s responses thereto.
c.	The independence of the internal and external audit functions.

5.	Ensure receipt by the Audit Committee from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees.

6.	Review with management and the independent accountants the Company’s annual financial statements and related footnotes, the independent accountants’ audit and report on the financial statements, and any significant changes required in the audit plan, or other matters related to the conduct of the audit.

7.	Review with management and the internal auditor significant audit findings and management responses, the planned scope of audit work, and any restrictions regarding the scope of audit work.

8.	Review with management and the independent accountants, on a timely basis, the SEC filings, interim financial reports and other published documents containing the Company’s financial information, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

9.	Review legal and regulatory matters brought forward by management that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from the regulators.

10.	Meet with the internal auditor, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee. Management shall establish no barriers to open communication between the Committee and the auditors.

11.	Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

ABRAMS INDUSTRIES, INC.

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to Be Held on August 22, 2001.

    The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned’s shares of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 22nd day of August, 2001, at 4:00 P.M., and at any and all adjournments thereof as follows:

(1)	Election of Directors

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:	ALAN R. ABRAMS; DAVID L. ABRAMS; EDWARD M. ABRAMS; J. ANDREW ABRAMS; PAULA LAWTON BEVINGTON; GILBERT L. DANIELSON; MELINDA S. GARRETT; ROBERT T. McWHINNEY, JR.; B. MICHAEL MERRITT; L. ANTHONY MONTAG; AND FELKER W. WARD, JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

    (2)   For the transaction of such other business as may lawfully come before the Meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned; and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    It is understood that this Proxy confers discretionary authority in respect to matters not known to, or determined by, the undersigned at the time of mailing of notice of the Meeting.

    The Board of Directors favors a vote “FOR” all of the nominees listed in Item 1. Unless instructions to the contrary are indicated in the space provided for in Item 1, this Proxy will be so voted.

(Continued and to be dated and signed on reverse side)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 18, 2001, and the Proxy Statement furnished therewith.

Dated and signed:	, 2001

(Signature should agree with name hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign full corporate name by duly authorized officer.)

    This Proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to SunTrust Bank, Attn: Stock Transfer Department, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.